LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement") made as of June 1, 2001, by and between LaSalle Bank National Association (in its individual capacity, "LaSalle"), a national banking association, with its chief executive offices located at 135 South LaSalle Street, Chicago, Illinois 60603-4105, for itself, as a Lender, and as Agent ("Agent"), for all lenders that are now or hereafter parties to this Agreement (the "Lenders"), Congress Financial Corporation (Central), an Illinois corporation ("Congress"), as a Lender with its principal office located at 150 South Wacker Drive, Suite 2200, Chicago, Illinois 60606, and AMCON Distributing Company, a Delaware corporation ("Borrower"), with its chief executive office located at 10228 L Street, Omaha, Nebraska 68127.


                      WITNESSETH:

WHEREAS, prior hereto, LaSalle made certain loans, extensions of credit and other financial accommodations to Borrower pursuant to that certain Loan and Security Agreement dated February 25, 1998, by and between LaSalle and Borrower, as amended from time to time (the "Prior Loan Agreement");

WHEREAS, LaSalle and the other Lenders desire to amend and restate the Prior Loan Agreement pursuant to the terms of this Agreement; and

WHEREAS, Borrower may, from time to time, request Loans from Agent or any other Lender, and the parties wish to provide for the terms and conditions upon which such Loans, if made by Agent or any other Lender pursuant hereto, shall be made.

NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrower by Agent or any other Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

1.  DEFINITIONS:

   (a)  "Account", "Account Debtor", "Chattel Paper, "Documents",
"Equipment", "General Intangibles", "Goods", "Instruments,
"Inventory", and "Investment Property" shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Illinois Uniform Commercial Code.

   (b) "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Borrower, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of Borrower, or (iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by Borrower.

   (c) "Agent" shall mean LaSalle or its successor appointed pursuant to Paragraph 15 of Exhibit A, acting in its capacity as Agent for, and on behalf of all Lenders.

   (d) "Business Day" shall mean any day other than a Saturday, a Sunday or (i) with respect to all matters, determinations, fundings and payments in connection with LIBOR Rate Loans, any day on which banks in London, England or Chicago, Illinois are required or permitted to close, and (ii) with respect to all other matters, any day that banks in Chicago, Illinois are permitted or required to close.

   (e) "Collateral" shall mean all of the property of Borrower described in paragraph 4 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Agent, for the benefit of Agent and Lenders to secure, either directly or indirectly, repayment of any of the Liabilities.

   (f) "Default Rate" shall mean the rate per annum equal to the highest rate applicable to the Loans from time to time, plus two percent (2%).

   (g) "Eligible Account" shall mean an Account owing to Borrower which is acceptable to Agent in its sole discretion for lending purposes. Without limiting Agent's discretion, Agent shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, all of the following requirements:

     (i)   it is genuine and in all respects what it purports to be;

     (ii) it is owned by Borrower, Borrower has the right to subject it to a security interest in favor of Agent or assign it to Agent and it is subject to a first priority perfected security interest in favor of Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

     (iii) it arises from (A) the performance of services by Borrower in the ordinary course of Borrower's business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by Borrower in the ordinary course of Borrower's business, and such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to the Account Debtor, such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and Borrower has possession of, or Borrower has delivered to Agent (at Agent's request) shipping and delivery receipts evidencing delivery of such Goods;

     (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within thirty (30) days after the date of the invoice and does not remain unpaid more than thirty
(30) days past the invoice date for invoices with seven (7) day terms or less or sixty (60) days past the invoice date for all other invoices; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid more than thirty (30) days past the invoice date for invoices with seven (7) day terms or less or sixty
(60) days past the invoice date for all other invoices, then all Accounts owing by that Account Debtor shall be deemed ineligible;

     (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

     (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

     (vii) the Account Debtor thereunder is not a director, officer, employee or agent of Borrower, or a Subsidiary, Parent or Affiliate;

     (viii) it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable;

     (ix) it is not an Account with respect to which the Account Debtor is located in a state which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state; or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) Borrower has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Borrower at its election; or (z) Borrower has proven, to Agent's satisfaction, that it is exempt from any such requirements under any such state's laws;

     (x) the Account Debtor is located within the United States of America;

     (xi) it is an Account which arises out of a sale made in the ordinary course of Borrower's business;

     (xii) the Inventory, the sale of which gave rise to such Account, was delivered by Borrower to an Account Debtor at a location of Borrower identified on Exhibit B or shipped to an Account Debtor at an address located within the United States of America and, to the knowledge of Borrower, no such Inventory was to be shipped out of the United States of America by such Account Debtor;

     (xiii) it is not an Account with respect to which the Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services or is otherwise subject to any repurchase obligation or return right (other than a right to return dated cigarette inventory which can, in turn, be returned by Borrower to the manufacturer thereof for a full refund), as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

     (xiv) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or
(B) which violates any of the covenants of Borrower contained in this Agreement;

     (xv) it is not an Account which, when added to a particular Account Debtor's other indebtedness to Borrower, exceeds a credit limit determined by Agent in its sole discretion for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this subparagraph 1(xv) shall be Eligible Accounts to the extent of such credit limit); and

     (xvi) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Agent in its sole discretion.

   (h) "Eligible Cigarette Inventory" shall mean (i) Eligible Inventory of Borrower consisting of cigarettes which are acceptable to Agent in its sole discretion for lending purposes and (ii) cigarette tax stamps which are acceptable to Agent in its sole discretion for lending purposes. Without limiting Agent's discretion, Agent shall, in general, consider:

     (i) Eligible Inventory consisting of cigarettes to be Eligible Cigarette Inventory unless such cigarettes have cigarette tax stamps affixed thereto which have been issued by any State or political subdivisions thereof where Agent determines, in its sole discretion, that the affixing of such jurisdictions tax stamps thereto renders such cigarette inventory ineligible; and

     (ii) cigarette tax stamps to be Eligible Cigarette Inventory if such tax stamps have been paid in full with good funds by the Borrower to the applicable state or local agency (i.e. no "post-dated" checks or the posting of bonds in lieu of payment) and no obligations for payment of the cigarette tax stamps remain outstanding with the applicable state or local agency, unless such stamps have been issued by any State or political subdivisions thereof where Agent determines in its sole discretion that Agent would be unable to affix or redeem such cigarette tax stamps or otherwise determines that such tax stamps shall be ineligible.

   (i) "Eligible Inventory" shall mean Inventory of Borrower which is acceptable to Agent in its sole discretion for lending purposes. Without limiting Agent's discretion, Agent shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, all of the following requirements:

     (i) it is owned by Borrower, Borrower has the right to subject it to a security interest in favor of Agent and it is subject to a first priority perfected security interest in favor of Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

     (ii) it is located on one of the premises listed on Exhibit B (or other locations of which Agent has been advised in writing pursuant to subparagraph 10(c) hereof) and is not in transit except to the extent that it may be in transit to another location listed on Exhibit B on vehicles owned by Borrower;

     (iii) it is held for sale or lease or furnishing under contracts of service, and is (except as Agent may otherwise consent in writing) new and unused and free from defects which would, in Agent's sole determination, affect its market value;

     (iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Agent has given its prior written approval and Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Agent, in form and substance acceptable to Agent, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Agent shall require;

     (v) it is not Inventory consisting of perishable, non-frozen foods;

     (vi) Agent has determined, in accordance with Agent's customary business practices, that it is not unacceptable due to age, type, category or quantity; and

     (vii) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue; or (B) which violates any of the covenants of Borrower contained in this Agreement.

   (j) "Environmental Indemnity Agreement" shall mean that certain Environmental Indemnity Agreement of even date herewith executed and delivered by Borrower to the Bank, as amended or restated from time to time.

   (k) "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business or facilities owned or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

   (l) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

   (m) "Event of Default" shall have the meaning specified in paragraph 12 hereof.

   (n) "GAAP" shall mean generally accepted accounting principals consistently applied from time to time.

   (o) "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

   (p) "Indemnified Party" shall have the meaning specified in paragraph 14 hereof.

   (q) "Interest Period" shall have the meaning specified in paragraph 3 of Exhibit A of the Agreement hereto.

   (r) "Issuing Bank" shall mean LaSalle or any other financial institution acceptable to Agent.

   (s) "Lender" or Lenders" shall mean individually and collectively, LaSalle, Congress and any other person who becomes a party to this Agreement pursuant to Paragraph (16) of Exhibit A.

   (t) "Letter of Credit" shall mean any letter of credit issued by Issuing Bank on behalf of Borrower.

   (u) "Letter of Credit Obligations" mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit; and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to a Loan hereunder.

   (v) "Liabilities" shall mean any and all obligations, liabilities, indebtedness, Rate Hedging Obligations and Letter of Credit Obligations of Borrower to Lenders and/or Agent of any and every kind and nature arising under this Agreement, any Letters of Credit or the Other Agreements, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

   (w) "LIBOR Rate" shall mean with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum equal to the offered rate for deposits in United States dollars for a period equal to such Interest period as it appears on Telerate page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. "Telerate page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 of that service or such other service as may be nominated by the British Bankers' Association as the vendor for the purpose of displaying British Bankers' Association interest settlement rates for United States dollar deposits.

   (i) "LIBOR Rate Loans" shall mean the Loans bearing interest at the rate set forth in paragraph 3(b) of Exhibit A of the Agreement.

   (ii) "Loan Documents" shall mean, collectively, this Agreement and the Other Agreements.

   (iii)"Loans" shall mean all loans and advances made by or on behalf of Lenders to or on behalf of Borrower hereunder, including, without limitation, the Revolving Loan.

   (x) "Lock Box" and "Lock Box Account" shall have the meanings specified in paragraph 7 hereof.

   (y) "Maximum Revolving Loan" shall have the meaning specified in paragraph 1 of Exhibit A.

   (z) "Maximum Loan Amount" shall mean, with respect to any Lender, the maximum amount of Loans which such Lender has agreed to make and Letters of Credit with respect to which such Lender has agreed to participate, on an aggregate basis, pursuant to the terms and conditions of this Agreement, as set forth on the signature page hereto or in an Assignment and Acceptance Agreement executed by such Lender.

   (aa) "Obligor" shall mean Borrower and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

   (bb) "Other Agreements" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Agent and/or any Lender in connection with the Loans, the Letters of Credit and the other transactions described in this Agreement, as each of the same may be amended, modified or supplemented from time to time.

   (cc) "Parent" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of Borrower and, if Borrower is a partnership, the general partner of Borrower.

   (dd) "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings and for which Borrower has maintained adequate reserves;
(ii) liens or security interests in favor of Agent; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business; (iv) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (v) liens specifically permitted by the Requisite Lenders in writing; (vi) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety, appeal or stay bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business:
(vii) liens for taxes not yet due or for taxes which are being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained; and (viii) liens arising in connection with a Permitted Real Estate Financing, provided that such liens only attached to the real estate financed thereby.

   (ee) "Permitted Real Estate Financing" shall mean any sale and leaseback of any real estate owned in fee simple by Borrower on the date hereof and any financing secured solely by real estate owned by Borrower in fee simple on the date hereof; provided, that in connection with any such financing, Borrower shall have caused the Person providing such financing to execute landlord and/or mortgagee agreements in favor of, and in form and substance satisfactory to, Agent.

   (ff) "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

   (gg) "Prime Rate Loans" shall mean the Loans bearing interest at the rates set forth in paragraph 3(a) of Exhibit A of the Agreement.

   (hh) "Pro Rata Share" shall mean at any time, with respect to any Lender, a fraction (expressed as a percentage in no more than four (4) decimal places), the numerator of which shall be the Maximum Loan Amount of such Lender at such time and the denominator of which shall be the aggregate amount of the Maximum Loan Amounts of all Lenders at such time.

   (ii) "Rate Hedging Obligations": shall mean any and all obligations of Borrower to the Agent and/or the Lenders, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) under (1) any and all agreements designed to protect Borrower from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to: interest rate swap agreements, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, floor or collar agreements, forward rate currency agreements relating to interest options, puts and warrants, and (2) any and all agreements relating to cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

   (jj) "Requisite Lenders" shall mean at any time Lenders having, in the aggregate, Pro Rata Shares of at least sixty-six and two-thirds percent (66.67%) at such time.

   (kk) "Revolving Loan Limit" shall have the meaning specified in paragraph 1 of Exhibit A.

   (ll) "Revolving Loans" shall mean the loans provided by the Lenders to Borrower from time to time pursuant to Section 2(a) of this Agreement.

   (mm) "Revolving Notes" shall mean, collectively, the promissory notes executed and delivered by Borrower to each Lender from time to time in the principal amount of such Lender's Pro Rata Share of the Revolving Loans in the form of Exhibit C attached hereto.

   (nn) "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower or any partnership of which Borrower is a general partner.

   (oo) "Tax" shall mean in relation to any LIBOR Rate Loans and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required (i) to be paid by Agent and/or (ii) to be withheld or deducted from any payment otherwise required hereby to be made by Borrower to Agent; provided, that the term "Tax" shall not include any taxes imposed upon the net income of Agent.

   (pp) "Term" shall have the meaning specified in paragraph 9 hereof.

   (qq) "Title" shall mean any certificate of origin, document, instrument, certificate or agreement specified by the applicable jurisdiction that evidences the interest in a Vehicle (whether new or used, owned or leased) of Borrower.

   (rr) "Vehicle" shall mean any automobile, cargo van, truck or trailer to which title thereto is evidenced by a Title.

2.  LOANS.

   (a)  Revolving Loans.

     (i) Subject to the terms and conditions of this Agreement (including Exhibit A) and the Other Agreements, during the Term, from the date hereof, through and including May 31, 2004, each Lender, severally and not jointly, shall, absent the occurrence of an Event of Default, make its Pro Rata Share of revolving loans to Borrower as Borrower shall from time to time request up to such Lender's Pro Rata Share of the Maximum Revolving Loan (the "Revolving Loans"); provided that Agent may, but shall not be obligated to, make such Revolving Loans to Borrower on behalf of Lenders as a "Disproportionate Advance" (as defined below). The aggregate unpaid principal balance of all Revolving Loans outstanding at any one time will not exceed the lesser of (i) the Revolving Loan Limit, or (ii) the Maximum Revolving Loan minus the outstanding Letter of Credit Obligations. The Revolving Loans shall bear interest at the rates set forth in paragraph 3 of Exhibit A. All Liabilities shall be repaid upon the earlier to occur
(i) the end of the Term, if any party elects to terminate this Agreement as of the end of any such term, and (ii) the acceleration of the Liabilities pursuant to paragraph 13 of this Agreement. If at any time the aggregate outstanding Revolving Loans exceed the Revolving Loan Limit or the Maximum Revolving Loan less the Letter of Credit Obligations, or any portion of the Revolving Loan exceeds any applicable sublimit set forth in Exhibit A, Borrower shall immediately, and without the necessity of a demand by Agent, pay to Agent such amount as may be necessary to eliminate such excess and Agent shall apply such payment to the Revolving Loans; provided, that if the outstanding principal balance of the Revolving Loans exceeds the Revolving Loan Limit or any portion of the Revolving Loans exceeds any applicable sublimit set forth in Exhibit A (an "Interim Advance"), Agent may, in its sole discretion, permit such Interim Advance to remain outstanding and continue to advance Revolving Loans to Borrower on behalf of Lenders without the consent of any Lender for a period of up to thirty (30) calendar days, so long as (i) the amount of the Interim Advance does not exceed $3,000,000, and (ii) the aggregate outstanding principal balance of the Revolving Loans does not exceed the Maximum Revolving Loan. If the Interim Advance is not repaid in full within thirty (30) days of the initial occurrence of the Interim Advance, no further advances may be made to Borrower without the consent of the Requisite Lenders until the Interim Advance is repaid in full. Borrower hereby authorizes Agent, in its sole discretion, to charge any of Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement. LaSalle hereby assigns to Congress, without representation, warranty or recourse of any kind (except that LaSalle represents and warrants to Congress that LaSalle has title to such Revolving Loans free and clear of any liens or encumbrances created by or through LaSalle), Congress' Pro Rata Share of the outstanding Revolving Loans.

     (ii) Contemporaneously herewith, the Borrower shall execute and deliver to each Lender a promissory note in the form of Exhibit C attached hereto in the principal amount of such Lender's Pro Rata Share of the Revolving Loan.

   (b) All Loans. All Loans shall, in Agent's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to Agent. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Agent and Lenders. Neither Agent nor any Lender shall be responsible for any failure by any other Lender to perform its obligations to make advances hereunder approved by Agent, and the failure of any Lender to make its Pro Rata Share of any Loan hereunder shall not relieve any other Lender of its obligation, if any, to make its Pro Rata Share of Loans hereunder nor require such other Lender to make more than its Pro Rata Share of any Loans hereunder. If Borrower makes a request for a Loan as provided herein Agent, at its option and in its sole and absolute discretion, shall do either of the following:

     (i) Advance the amount of the proposed Loan to Borrower disproportionately (a "Disproportionate Advance") out of Agent's own funds on behalf of Lenders, and request settlement in accordance with paragraph 5 of Exhibit A such that upon such settlement each Lender's share of the outstanding Loans (including, without limitation, the amount of any Disproportionate Advance) equals its Pro Rata Share; or

     (ii) Notify each Lender by telecopy or other similar form of teletransmission of the proposed advance on the same Business Day Agent is notified by Borrower of Borrower's request for an advance pursuant to this paragraph 2 of this Agreement or within one Business Day thereafter. Each Lender shall remit, to the demand deposit account designated by Borrower, on or prior to twelve o'clock noon, Chicago time, on the Business Day immediately succeeding the date of such notification or with respect to an advance which is to be a LIBOR Rate Loan, on the date such advance is to be made, immediately available funds in an amount equal to such Lender's Pro Rata Share of such proposed Loan.

If and to the extent that a Lender does not settle with Agent as required under clause (ii) of this subparagraph 2(b), (i) Borrower agrees to repay to Agent forthwith on demand such amount required to be paid by such Lender to Agent, together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at the interest rate applicable at such time for such Loans; provided, that Borrower's obligation to repay such advance to Agent shall not relieve Lender of its liability to Agent for failure to settle as provided in clause (i) of this subparagraph 2(b), and (ii) such Lender shall pay to Agent, for its own account, interest on such amount for each day from the date such settlement was due until paid by such Lender or Borrower at a rate per annum equal to the overnight Federal Funds Rates.

3. FEES AND CHARGES. Borrower shall pay to Agent, for the benefit of Agent and Lenders, in addition to all other amounts payable hereunder, the fees and charges set forth in Exhibit A. It is the intent of the parties that the rate of interest and the other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Agent or Lenders may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

4.  GRANT OF SECURITY INTEREST TO AGENT.

   (a) As security for the payment of all Loans now or in the future made by Agent or Lenders to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to Agent, for the benefit of Agent and Lenders and grants to Agent, for the benefit of Agent and Lenders, a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located:
(1) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower; (2) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and rights to indemnification); (3) all Inventory (whether or not Eligible Inventory); (4) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and fixtures; (5) all Investment Property; (6) all deposit accounts, deposits and cash; (7) any other property of Borrower now or hereafter in the possession, custody or control of Agent, any Lender or any agent or any parent, affiliate or subsidiary of Agent or any Lender or any participant with any Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (8) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business. All liens granted to Agent hereunder and under the Other Agreements and all Collateral delivered to Agent hereunder and under the Other Agreements shall be deemed to have been granted and delivered to Agent, for the benefit of Agent and Lenders, to secure the Liabilities.

   (b) LaSalle hereby assigns to the Agent, for the benefit of the Agent and the Lenders, without representation, warranty or recourse of any kind, all of LaSalle's right, title and interest in and to the security interests and liens in and to the Collateral granted by Borrower to LaSalle pursuant to the Prior Loan Agreement, and all Uniform Commercial Code financing statements executed and delivered by the Borrower to LaSalle in connection therewith.

5. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrower shall, at Agent's request, at any time and from time to time, execute and deliver to Agent such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Agent) and do such other acts and things as Agent may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Agent for the benefit of Agent and Lenders (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute and/or file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Agent's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

6.  POSSESSION OF COLLATERAL AND RELATED MATTERS.   Until an Event of
Default has occurred, Borrower shall have the right, except as otherwise provided in this Agreement, (i) in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose, and (b) use and consume any raw materials, work in progress or other materials normally held by Borrower for such purposes provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower and (ii) to consummate such other sales and dispositions of Collateral permitted under subparagraph 11(k) hereof.

7.  COLLECTIONS.
   (a) Borrower shall direct all of its Account Debtors serviced out of its Omaha, Nebraska, St. Louis, Missouri and Quincy, Illinois locations to make all payments on the Accounts directly to one or more post office boxes (each, a "Lock Box'") designated by, and under the exclusive control of, Agent, at LaSalle or at another financial institution acceptable to Agent. Borrower shall establish one or more accounts (each a "Lock Box Account") in Agent's name with LaSalle or such other financial institution acceptable to Agent, into which all payments received in a Lock Box shall be deposited, and into which Borrower will immediately deposit all payments received by Borrower for Inventory, services or the disposition of other Collateral in the identical form in which such payments were received, whether by cash or check. If Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Agent and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to a Lock Box Account or such other account as the Agent may from time to time direct (each an "Other Account"). If any Lock Box Account or Other Account is not established with LaSalle, the financial institution with which such Lock Box Account or Other Account is established shall acknowledge and agree, in a manner satisfactory to Agent, that the amounts on deposit in such Lock Box Account or Other Account are the sole and exclusive property of Agent, that such financial institution has no right to setoff against such Lock Box Account or Other Account or against any other account maintained by such financial institution into which the contents of the Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Agent in a manner satisfactory to Agent, funds deposited in such Lock Box Account or Other Account on a daily basis as such funds are collected. Borrower agrees that all payments made to such Lock Box Account or Other Account or otherwise received by Agent, whether in respect of the Accounts or as proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement provided, that so long as no Event of Default has occurred, payments received by Agent shall not be applied to the unmatured portion of the LIBOR Rate Loans, but shall be held in a cash collateral account maintained by LaSalle until the earlier of
(i) the last day of the Interest Period applicable to such LIBOR Rate Loan and (ii) the occurrence of an Event of Default; provided further, that so long as no Event of Default has occurred, the immediately available funds held in such cash collateral account may be disbursed, at Borrower's discretion, to Borrower so long as after giving effect to such disbursement, Borrower's availability under paragraph 1 of Exhibit A of the Agreement at such time equals or exceeds the outstanding Liabilities at such time. If any Lock Box Account or Other Account is established with LaSalle, Borrower agrees to pay all fees, costs and expenses in connection with opening and maintaining such Lock Box Account or Other Account and depositing for collection by LaSalle any check or other item of payment received by Agent on account of the Liabilities. All of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable to Agent by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral shall be endorsed by Borrower to Agent, and, if that endorsement of any such item shall not be made for any reason, Agent is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this paragraph, Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; and (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited, and open and process all mail addressed to Borrower and deposited therein.

   (b) Agent may, at any time and from time to time after an Event of Default has occurred, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts or other amounts owed to Borrower by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower or other amount owed to Borrower upon such terms, for such amount and at such time or times as Agent deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to Borrower; and (vi) do all other acts and things which are necessary, in Agent's sole discretion, to fulfill Borrower's obligations under this Agreement and to allow Agent to collect the Accounts or other amounts owed to Borrower. In addition to any other provision hereof, Agent may at any time, whether before or after the occurrence of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to Agent of any amounts due or to become due thereunder.

   (c) For purposes of calculating interest, Agent shall, on the day of receipt by Agent at its office in Chicago, Illinois of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as Agent shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, cash or other immediately available funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Agent shall determine in its sole discretion, on the day of receipt, subject to actual collection.

   (d) Agent, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Agent in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Agent shall constitute Liabilities, payable by Borrower to Agent on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

   (e) Promptly upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Chattel Paper, Borrower shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

8.SCHEDULES AND REPORTS.

   (a) Within ten (10) days after the close of each calendar month, and at such other times as may be requested by Agent from time to time hereafter, Borrower shall deliver to Agent (i) a schedule identifying each Account and which Accounts constitute Eligible Accounts together with copies of the invoices when requested by Agent (with evidence of shipment attached) pertaining to each such Account, for the month (or other applicable period) immediately preceding; and (ii) such additional schedules, certificates, reports and information with respect to the Collateral as Agent may from time to time require. Agent, through its officers, employees or agents, shall have the right, at any time and from time to time in Agent's name, in the name of a nominee of Agent or in Borrower's name, to verify the validity, amount or any other matter relating to any of Borrower's Accounts, by mail, telephone, telegraph or otherwise. All costs, fees and expenses incurred by Agent in this regard shall constitute Liabilities, payable on demand.

   (b) Without limiting the generality of the foregoing, Borrower shall deliver to Agent, at least once a month (or more frequently when requested by Agent), a report with respect to Borrower's Inventory. Borrower shall immediately notify Agent of any event causing loss or depreciation in value of Borrower's Inventory in excess of $100,000.00.

   (c) All schedules, certificates, reports and other items delivered by Borrower to Agent hereunder shall be executed by an authorized representative of Borrower and shall be in such form and contain such information as Agent shall specify.

9. TERMINATION. This Agreement shall be in effect from the date hereof until May 31, 2004 (the "Term"); provided, however, that the security interests and liens created under this Agreement and the Other Agreements shall survive until the repayment in full of the Liabilities. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, Borrower shall deliver to each Lender and Agent a release, in form and substance satisfactory to such Lender or Agent, of all obligations and liabilities of such Lender or Agent and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such lender's indemnification of Agent, in form and substance satisfactory to Agent, for checks which Agent has credited to Borrower's account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to Borrower's account.

10. REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrower hereby represents, warrants and covenants that:

   (a) the financial statements delivered or to be delivered by Borrower to Agent and Lenders at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect in all material respects the financial condition of Borrower, and there has been no material adverse change in the financial condition, the operations or any other status of Borrower since the date of the financial statements delivered to Agent and Lenders most recently prior to the date of this Agreement;

   (b) (i) the office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's chief executive office and all of Borrower's other places of business, locations of Collateral and post office boxes and locations of bank accounts (other than those bank accounts at LaSalle) are as set forth in Exhibit B; and (ii) Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise Agent in writing of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change in the location of Borrower's books, records and accounts (or copies thereof), the opening or closing of any post office box of Borrower or the opening or closing of any bank account;

   (c) the Collateral, including, without limitation, the Equipment (except any part thereof which Borrower shall have advised Agent in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on Exhibit B, and at other locations within the continental United States of which Agent has been advised by Borrower in writing;

   (d) if any of the Collateral consists of Goods of a type normally used in more than one state, whether or not actually so used, (i) Borrower shall immediately give written notice to Agent of any use of any such Goods in any state other than a state in which Borrower has previously advised Agent such Goods shall be used, and (ii) such Goods shall not, unless Agent shall otherwise consent in writing, be used outside of the continental United States;

   (e) Borrower has not made, and shall not make, any loans or advances to any Affiliate or other Person except for (i) advances to employees, officers and directors of Borrower for travel, salaries or bonuses and other expenses arising in the ordinary course of Borrower's business, and, (ii) provided no Event of Default then exists, (a) loans to Hawaiian Natural Water Company, a Hawaiian corporation ("Hawaiian Natural"), in an aggregate principal amount not to exceed $2,000,000.00 outstanding at any time, and (b) other advances to Borrower's Subsidiaries, other than Hawaiian Natural, in an aggregate principal amount not to exceed $500,000.00 outstanding at any time.

   (f) each Account or item of Inventory which Borrower shall, expressly or by implication, request Agent to classify as an Eligible Account, as Eligible Inventory or as Eligible Cigarette Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "Eligible Account", "Eligible Inventory" and "Eligible Cigarette Inventory" as set forth herein and as otherwise established by Agent from time to time, and Borrower shall promptly notify Agent in writing if any such Eligible Account, Eligible Inventory or Eligible Cigarette Inventory shall subsequently become ineligible;

   (g) Borrower is, and shall at all times during the Term be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

   (h) Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of the organizational documents of Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property (other than Permitted Liens) under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected;

   (i) there are no actions or proceedings which are pending or threatened against Borrower which might result in any material adverse change in its business, property, assets, operations or condition, financial or otherwise, and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Agent;

   (j) (i) Borrower has obtained and shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a material adverse effect on its business property, assets, operations or condition financial or otherwise; and (ii) Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise;

   (k) all written information now, heretofore or hereafter furnished by Borrower to Agent and Lenders is and shall be true and correct as of the date with respect to which such information was or is furnished;

   (l) Borrower is not conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Liabilities remain outstanding) be owned by any Affiliate; provided, however, that Borrower may enter into transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate and, in connection therewith, may transfer cash or property to Affiliates for fair value;

   (m) Borrower's name has always been as set forth on the first page of this Agreement and Borrower uses no tradenames, assumed names, fictitious names or division names in the operation of its business, except as otherwise disclosed in writing to Agent; Borrower shall notify Agent in writing within ten (10) days of the change of its name or the use of any tradenames, assumed names, fictitious names or division names not previously disclosed to Agent in writing;

   (n) with respect to Borrower's Equipment: (i) Borrower has good and indefeasible and merchantable title to and ownership of all Equipment; (ii) Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and repairs thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained; (iii) Borrower shall not permit any such items to become a fixture to real estate unless such real estate is owned by Borrower and is subject to a mortgage in favor of Agent or to become an accession to other personal property; and (iv) Borrower, immediately on demand by Agent, shall deliver to Agent any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment;

   (o) this Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms;

   (p) Borrower is and shall remain solvent, is and shall be able to pay its debts as they become due, has and shall continue to have capital sufficient to carry on its business, now owns and shall continue to own property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

   (q) Borrower is not now obligated, nor shall it create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that Borrower may (i) borrow money from a Person other than Agent or Lenders, on an unsecured and subordinated basis if a subordination agreement in favor of Agent for its benefit and the benefit of the other Lenders and in form and substance satisfactory to the Requisite Lenders is executed and delivered to Agent relative thereto;
(ii) maintain any present indebtedness to any Person which has been disclosed to Agent in writing and consented to in writing by Agent;
(iii) incur unsecured indebtedness to trade creditors in the ordinary course of Borrower's business; (iv) incur purchase money indebtedness or capitalized lease obligations in connection with capital expenditures permitted pursuant to subparagraph 11(p) of this Agreement; (v) incur indebtedness constituting Permitted Real Estate Financing; and (vi) incur indebtedness to Gold Bank in a principal amount not to exceed $2,000,000.00 which shall be unsecured or secured only by real estate;

   (r) Borrower does not own any margin securities except as disclosed in Borrower's Form 10-K for the period ending September 30, 2000, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

   (s) except as otherwise disclosed in writing to Agent, Borrower has no Parents, Subsidiaries or other Affiliates or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person;

   (t) Borrower is duly organized, validly existing and in good standing in its state of organization and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary;

   (u) Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which would have a material adverse effect on its business, property, assets, operations of condition, financial or otherwise;

   (v) there are no controversies pending or threatened between Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise, and Borrower is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise;

   (w) Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it;

   (x) (i) Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of the Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder; (ii) there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of the Borrower's knowledge threatened, and Borrower shall immediately notify Agent upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice and take prompt and appropriate actions to respond thereto, with respect to any non-compliance with or violation of the requirements of any Environmental Law by the Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects the Borrower or its business, operations or assets or any properties at which the Borrower has transported, stored or disposed of any Hazardous Materials; (iii) Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials; and (iv) without limiting the generality of the foregoing, Borrower shall, following the determination by Agent that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any non-compliance, with any Environmental Law, at Borrower's expense, cause an independent environmental engineer acceptable to Agent to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof; and

   (y) Borrower has paid and discharged, and shall at all times hereafter promptly pay and discharge all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets and will promptly notify the Agent of (i) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("Plan") covering any officers or employees of the Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC; (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor and (iii) its intention to terminate or withdraw from any Plan; provided, that Borrower shall not terminate any Plan or withdraw therefrom if such withdrawal or termination shall result in any liability to Borrower.

   (z) Borrower represents, warrants and covenants to Agent and Lenders that all representations and warranties of Borrower contained in this Agreement (whether appearing in paragraphs 10 or 11 hereof or elsewhere) shall be true at the time of Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all of the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Loan is made pursuant to this Agreement.

11. ADDITIONAL COVENANTS OF BORROWER. Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Requisite Lenders' prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

   (a) Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit B;

   (b) Borrower agrees to deliver to Agent the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied: (i) no later than forty-five (45) days after the end of each of the first three quarters of Borrower's fiscal year a balance sheet, operating statement and reconciliation of surplus of Borrower, which quarterly financial statements may be unaudited but shall be certified by the Chief Financial Officer of Borrower; (ii) no later than one hundred twenty (120) days after the end of each of Borrower's fiscal years, audited annual financial statements with an unqualified opinion by independent certified public accountants selected by Borrower and reasonably satisfactory to Agent and (iii) contemporaneously with the financial statements, a duly completed certificate and annual financial statements, a duly completed certificate dated the date of such financial statements, in form and substance satisfactory to Agent and signed by an authorized officer of Borrower, containing calculations of Borrower's compliance with the financial covenants contained in this Agreement and Exhibit A;

   (c) Borrower shall promptly advise Agent and each Lender in writing of any material adverse change in the business, property, assets, operations or condition, financial or otherwise, of Borrower, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default hereunder after notice or lapse of time (or both);

   (d) Agent, or any Persons designated by it, shall have the right to call at Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as Agent may consider reasonable under the circumstances. Any Lender may, at its own expense accompany Agent in any such inspection. Borrower shall furnish to Agent such information relevant to Agent's or any Lender's rights under this Agreement as Agent shall at any time and from time to time request. Borrower authorizes Agent and each Lender to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower or with Parent or any Affiliate or the officers, employees or directors of Parent or any Affiliate, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to Agent, any Lender or to Borrower's independent public accountants. Borrower shall pay to Agent all customary fees and out-of-pocket expenses incurred by Agent in the exercise of its rights hereunder (provided that such fees and out-of-pocket expenses incurred by Bank pursuant to this subparagraph 11(d) after the date hereof while no Event of Default exists shall not exceed $15,000.00 in any calendar year), and all of such fees and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

   (e)  Borrower shall:

     (i) keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to Agent. Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to Agent, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Agent, showing loss under such insurance policies payable to Agent. Such endorsement, or an independent instrument furnished to Agent, shall provide that the insurance company shall give Agent at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of Agent to recover under such policy of insurance in case of loss or damage. In addition, Borrower shall cause to be executed and delivered to Agent an assignment of proceeds of its business interruption insurance policies. Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder in excess of $100,000.00 for any occurrence directly to Agent. Any proceeds of insurance paid directly to Borrower shall be used by Borrower to repair or restore the damaged or lost property which gave rise to the insurance claim. Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; and

     (ii) maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Agent and original (or certified) copies of such policies have been delivered to Agent, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Agent and each Lender as additional insured thereunder and providing that the insurance company shall give Agent at least thirty (30) days written notice before any such policy shall be altered or canceled.

If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Agent, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Agent deems advisable. Such insurance, if obtained by Agent, may, but need not, protect Borrower's interests or pay any claim made by or against Borrower with respect to the Collateral. Such insurance may be more expensive than the cost of insurance Borrower may be able to obtain on its own and may be cancelled only upon Borrower providing evidence that it has obtained the insurance as required above. All sums disbursed by Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Borrower to Agent and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

   (f) Borrower shall not use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable Environmental Laws; shall keep the Collateral in good condition, repair and order; shall permit Agent and each Lender to examine any of the Collateral at any time and wherever the Collateral may be located; shall not permit the Collateral, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; shall not sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; shall not settle or adjust any Account identified by Borrower as an Eligible Account or with respect to which the Account Debtor is an Affiliate without the consent of Agent, provided, that following the occurrence of an Event of Default, Borrower shall not settle or adjust any Account without the consent of Agent; and shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on Exhibit B (or such other locations as Borrower shall have notified Agent in writing pursuant to subparagraph 10(c) hereof), except for the removal of Inventory sold in the ordinary course of Borrower's business as permitted herein;

   (g) all monies and other property obtained by Borrower from Agent and/or Lenders pursuant to this Agreement shall be used solely for business purposes of Borrower;

   (h) Borrower shall, at the request of Agent, indicate on its records concerning the Collateral a notation, in form satisfactory to Agent, of the security interest of Agent hereunder;

   (i) Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements; (ii) the contesting of any such payment does not give rise to a lien for taxes; (iii) Borrower keeps on deposit with Agent (such deposit to be held without interest) an amount of money which, in the sole judgment of Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if Borrower fails to prosecute such contest with reasonable diligence, Agent may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Agent may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Agent shall constitute Loans hereunder, shall be payable by Borrower to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

   (j) Borrower shall not assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

   (k) Borrower shall not, without the prior written consent of the Requisite Lenders, (i) enter into any merger or consolidation; (ii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of its business and other than asset sales and dispositions involving assets with a value of less than $250,000.00 in any transaction or series of related transactions, provided that the proceeds of all such dispositions, net of reasonable out-of-pocket disposition expenses, are applied to the Liabilities; (iii) purchase the stock or all or substantially all of the assets of any Person or division of such Person; or (iv) enter into any other transaction outside the ordinary course of Borrower's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest (including any rights, options or warrants with respect thereto) for consideration in excess of $100,000 in the aggregate during any calendar year, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest other than such issuances made pursuant to the terms of Borrower's employee stock option plan;

   (l) Borrower shall not declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock or on account of any equity interest in Borrower nor shall Borrower redeem, retire, purchase or otherwise acquire all or any portion of the stock of Borrower, except that, provided no Event of Default then exists, Borrower may (1) redeem stock of odd lot shareholders in an amount not to exceed $50,000.00 per calendar year, and (2) pay dividends to its shareholders for Borrower's 2001 fiscal year in an amount not to exceed twelve cents ($0.12) per share of Borrower's stock;

   (m) Borrower shall not purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States;

   (n) Borrower shall not amend its organizational documents in any manner which could have an adverse effect on the Agent, Lenders or their interest in any Collateral or change its fiscal year or enter into a new line of business materially different from Borrower's current business;

   (o) Borrower shall reimburse Agent and Lenders for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by Agent and, after the occurrence of a Default or Event of Default, Lenders in connection with the (i) documentation and consummation of this transaction and any other transactions between Borrower and Agent, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) syndication of the Loans; (iii) collection, protection or enforcement of any rights in or to the Collateral; (iv) collection of any Liabilities; and (v) administration and enforcement of any of Agent's or Lender's rights under this Agreement. Borrower shall also pay to Agent for its own account and not for the benefit of the other Lenders, all normal service charges with respect to all accounts maintained by Borrower with Agent and any additional services requested by Borrower from Agent. All such costs, expenses and charges shall constitute Liabilities hereunder, shall be payable by Borrower to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

   (p) Borrower shall not purchase or otherwise acquire (including, without limitation, acquisition by way of capitalized lease), or commit to purchase or acquire, any fixed asset if, after giving effect to such purchase or other acquisition, the aggregate cost of all such fixed assets purchased or otherwise acquired would exceed $3,000,000.00 during any fiscal year of Borrower; and

   (q) Neither Borrower nor any Affiliate shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of (i) purchasing any securities underwritten or privately placed by ABN AMRO Securities (USA) Inc. ("AASI"), an affiliate of LaSalle, (ii) purchasing from AASI any securities in which AASI makes a market, or (iii) refinancing or making payments of principal, interest or dividends on any securities issued by Borrower or any Affiliate, and underwritten, privately placed or dealt in by AASI.

12. DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" by Borrower hereunder:

   (a) the failure of any Obligor to pay any of the Liabilities when due or declared due by Agent;

   (b) the failure of any Obligor to perform, keep or observe (i) any of its covenants contained in paragraphs 4 or 6 hereof, subparagraphs 10(b), 10(c), 10(e), 10(g), 10(q), 11(c), or 11(k) hereof or paragraph
8 of Exhibit A, or (ii) any of its other covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements and such failure shall continue for ten (10) Business Days after Agent's notice to Borrower of such failure;

   (c) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure might have a material adverse effect on such Obligor's business, property, assets, operations or condition, financial or otherwise;

   (d)  [Reserved]

   (e) the making or furnishing by any Obligor to Agent or any Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Agent or any Lender, which is untrue or misleading in any respect;

   (f) the loss, theft, damage or destruction of any of the Collateral with a value in excess of $200,000.00 (to the extent not covered by insurance), or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral;

   (g) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof;

   (h) the commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings;

   (i) the appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings;

   (j) the entry of any judgment or order against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

   (k) the death of any Obligor who is a natural Person, or of any general partner who is a natural Person of any Obligor which is a partnership, or any member who is a natural Person of any Obligor which is a limited liability company or the dissolution of any Obligor which is a partnership, limited liability company or corporation;


(l) the occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Agent pursuant to which such Person has guaranteed to Agent and/or any other Lender the payment of all or any of the Liabilities or has granted Agent and/or any other Lender a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities;

   (m) the institution in any court of a criminal proceeding against any Obligor, or the indictment of any Obligor for any crime; and

   (n) any material adverse change in the business, property, assets, operations or condition, financial or otherwise of any Obligor, as determined by the Agent in its reasonable judgment.

13.  REMEDIES UPON AN EVENT OF DEFAULT.

   (a) Upon the occurrence of an Event of Default described in subparagraph 12(h) or 12(i) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Agent or the Requisite Lenders, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

   (b) Upon the occurrence of an Event of Default, Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Agent's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Agent may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Agent shall have the right to store the same at any of Borrower's premises without cost to Agent. At Agent's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Agent at one or more places to be designated by Agent and reasonably convenient to Agent and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Agent and Lenders, and agrees that Agent and Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least five (5) calendar days before such disposition. Any proceeds of any disposition of any of the Collateral may be applied by Agent to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such proceeds may be applied by Agent toward the payment of such of the Liabilities, and in such order of application, as Agent may from time to time elect; provided, however, principal and interest on the Revolving Loan shall be fully satisfied prior to applying such proceeds to Borrower's Rate Hedging Obligations owed to LaSalle.

14. INDEMNIFICATION. Borrower agrees to defend (with counsel satisfactory to Agent or a Lender, as applicable), protect, indemnify and hold harmless Agent, each Lender, each affiliate or subsidiary of Agent and each Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this paragraph 14 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

15. NOTICE. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and (i) in the case of Agent and LaSalle shall be sent to it at 135 South LaSalle Street, Chicago, Illinois 60603-4105, Attention: Asset Based Lending Division, (ii) in the case of any other Lender, to its address set forth in the signature page hereto or in an Assignment and Acceptance Agreement whereby such party becomes a Lender pursuant to Paragraph 16 of Exhibit A, and in the case of Borrower shall be sent to it at its principal place of business set forth on the first page of this Agreement or as otherwise directed by Borrower in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

16. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION. This Agreement and the Other Agreements are submitted by Borrower to Agent and each Lender for Agent's and such Lender's acceptance or rejection at Agent's principal place of business as an offer by Borrower to borrow monies from Agent and Lenders now and from time to time hereafter, and shall not be binding upon Agent and Lenders or become effective until accepted by Agent and Lenders, in writing, at said place of business. If so accepted by Agent and Lenders, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

To induce Agent and Lenders to accept this Agreement, Borrower irrevocably agrees that, subject to Agent's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Borrower hereby irrevocably appoints and designates the Secretary of State of Illinois, whose address is Springfield, Illinois (or any other person having and maintaining a place of business in such state whom Borrower may from time to time hereafter designate upon ten (10) days written notice to Agent and whom Agent has agreed in its sole discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Agent agreeing to act as such attorney and agent), as Borrower's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Borrower agrees that service of such process upon such person shall constitute personal service of such process upon Borrower. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY AGENT IN ACCORDANCE WITH THIS PARAGRAPH.

17. CAPITAL ADEQUACY. If after the date hereof, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Agent, any Lender or any other banking or financial institution (each a "Funding Bank") from whom any of the Lenders borrow funds or obtain credit, or (ii) a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other governmental authority or (iii) a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lenders' policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and any of the foregoing events described in clauses (i), (ii) or
(iii) increases the cost to Agent, the Issuing Bank or any of the Lenders of (A) funding or maintaining the Loans or (B) issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation or subparticipation therein, or reduces the amount receivable in respect thereof by Agent or any Lender, then Borrower shall upon demand by Agent, pay to Agent, for the account of each applicable Lender, additional amounts sufficient to indemnify the Lenders against such increase in cost or reduction in amount receivable. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall be submitted to Borrower by the applicable Lender, and shall be conclusive absent manifest error.

18. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

19. POWER OF ATTORNEY. Borrower acknowledges and agrees that its appointment of Agent as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

20. CONFIDENTIALITY. Borrower, Agent and Lenders hereby agree and acknowledge that any and all information relating to Borrower which is
(i) furnished by Borrower to Agent and Lenders (or to any affiliate of Agent or Lenders); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Agent and Lenders or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to Borrower (i) may be distributed by Agent or such affiliate to and may be exchanged among, Lenders, any such affiliates, or Agent's or Lender's, or such affiliate's directors, officers, employees, attorneys, affiliates, assignees, participants, auditors and regulators; (ii) may be furnished to any prospective assignee or participant in the Loans, provided such prospective assignee or participant agrees to be bound by the provisions of this paragraph 20; (iii) may be furnished to any other person in connection with Agent's or any Lender's exercise of its rights under this Agreement and the Other Agreements; and (iv) upon the order of a court or other governmental agency having jurisdiction over Agent or such affiliate, to any other party. Borrower and Agent and Lenders further agree that this provision shall survive the termination of this Agreement.

21. COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

22. WAIVER OF JURY TRIAL; OTHER WAIVERS.

   (a) BORROWER, AGENT AND EACH LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER, AGENT OR ANY LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND AGENT OR ANY LENDER. IN NO EVENT SHALL AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

   (b) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

   (c) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY AGENT OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

   (d) Agent's and Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Agent or Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent and Lenders of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Agent in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Agent and Lenders unless such suspension or waiver is in writing, signed by a duly authorized officer of Agent and Lenders and directed to Borrower specifying such suspension or waiver.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

AMCON DISTRIBUTING COMPANY,       LASALLE BANK NATIONAL ASSOCIATION,
a Delaware corporation            a national banking association,
                                  as Agent and a Lender


By--------------------------   By----------------------------
Its-------------------------      Its---------------------------


                                  Pro Rata Percentage:  72.7273%
                                  Maximum Loan Amount:  $40,000,015.00


                                  CONGRESS FINANCIAL CORPORATION
                            (CENTRAL), an Illinois corporation,
                           as a Lender


                                  By----------------------------
                                  Its---------------------------

                                  Pro Rata Percentage:  27.2727%
                                  Maximum Loan Amount:  $14,999,985.00
                                  Address: 150 South Wacker Drive,
                                               Suite 2200
                                               Chicago, Illinois 60606














                            EXHIBIT B
                 BUSINESS AND COLLATERAL LOCATIONS

Attached to and made a part of that certain Loan and Security
Agreement of even date herewith between AMCON DISTRIBUTING COMPANY ("Borrower") and LASALLE BANK NATIONAL ASSOCIATION, as Agent and a Lender and all other Lenders now or hereafter a party to the Loan and Security Agreement.

A. Borrower's Business Locations (please indicate which location is the chief executive office and at which locations originals and all copies of Borrower's books, records and accounts are kept).

1. 10228 L Street
    Omaha, NE 68127 (Chief Executive Office and Location where originals and all copies of Borrower's books, records and accounts are kept)

2. 1655 East E Street
   Casper, WY 82601

3. 2516 East 14th
   Hutchison, KS 67504

4. 1037 L Street
   Lincoln, NE 68508

5. 927 E Philadelphia
   Rapid City, SD 57709

6. 821 E. Commercial
   Springfield, MO 65803

7. 4815 N. Lindbergh
   Bridgeton, MO 63044

8. 3125 E. Thayer
   Bismarck, ND 58502

9. 2517 Ellington Road
   Quincy, Illinois 62305

B. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of Borrower. Please indicate the relationship of such location to Borrower (i.e. public warehouse, processor, etc.).

1. N/A

C. Bank Accounts of Borrower (other than those at LaSalle):

Bank (with Address)      Account Number             Type of Account

1. Wells Fargo           9440210031                 Depository

2. Wells Fargo Bank      9440210081                 Depository

3. Wells Fargo Bank      9440210073                 Depository

4. Wells Fargo Bank      9440101127                 Depository Sweep

5. Wells Fargo Bank      1155061101                 Depository

6. Wells Fargo Bank      1155034613                 Depository

7. Bank of America       332200017152               Depository

8. Bank of America       583000051772               Depository

9. Bank of America       060110410320               Depository

10.Bank of America       5045241065                 Depository

11.Bank of America       32200017152                Depository


                            EXHIBIT C
                    FORM OF REVOLVING NOTES

$--------------------                          As of June 1, 2001

FOR VALUE RECEIVED, the undersigned, AMCON Distributing Company, a Delaware corporation (the "Borrower"), on or before May 31, 2004, promises to pay to the order of _______________________ (the "Lender") at c/o LaSalle Bank National Association, as Agent for the Lenders, 135 South LaSalle Street, Chicago, Illinois 60603, in lawful money of the United States of America and in immediately available funds, the principal amount of ________________________ and __/100 Dollars
($__________), or such lesser amount as may then constitute the Lender's Pro Rata Share of the unpaid aggregate principal amount of the Revolving Loans.

The outstanding principal balance of the Borrower's Liabilities to Agent for the benefit of the Lender under this Note shall be payable pursuant to the terms of the Loan Agreement.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rate specified in the "Loan Agreement" (as defined below).

If any payment on this promissory note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This promissory note is one of the Revolving Notes referred to in that certain Loan and Security Agreement dated as of June 1, 2001, as the same shall be amended, restated or otherwise modified from time to time (the "Loan Agreement"), among the Borrower, the Lender, certain other financial institutions parties thereto and LaSalle Bank National Association, as agent ("Agent"), and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan Agreement. The Loan Agreement, among other things, provides for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned.

Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement which have not been waived by the Agent pursuant to the Loan Agreement, the Agent may take any or all of the following actions, without prejudice to the rights of the Agent, the Lender or any holder of this Note to enforce its claims against the Borrower: (a) declare all Liabilities due hereunder to be immediately due and payable (except with respect to any Event of Default set forth in subparagraphs 12(h) or 12(i) of the Loan Agreement, in which case all Liabilities due hereunder shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Lender; and/or (b) immediately terminate the Loan Agreement and the loan commitments thereunder; and at all times thereafter, all loans and advances made by the Lender pursuant to the Loan Agreement shall be at the Lender's sole discretion, unless such Event of Default is cured or waived.

This promissory note is secured by the Loan Agreement and other collateral documents more particularly described in the Loan
Agreement.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

The Borrower (and each one of them, if more than one) hereby authorizes the Agent and the Lender to charge any account of the Borrower for all sums due hereunder. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to the Borrower under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which the Lender may lawfully charge the Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded by the Lender to the Borrower.

The principal and all accrued interest hereunder may be prepaid by the Borrower, in part or in full, at any time; provided, however, that the Borrower shall pay the prepayment fee as provided in the Loan
Agreement, if any.

The Borrower waives the benefit of any law that would otherwise restrict or limit Agent, the Lender or any affiliate thereof in the exercise of its right, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time after the occurrence of an Event of Default, any indebtedness matured or unmatured owing from Agent, the Lender or any affiliate thereof to the Borrower. The Borrower waives every defense, counterclaim (other than any claim which, if not made as a counterclaim, would be waived by Borrower) or setoff which the Borrower may now have or hereafter may have to any action by Agent or Lenders in enforcing this Note and/or any of the other Liabilities, or in enforcing Agent's rights in the Collateral and ratifies and confirms whatever Agent and Lenders may do pursuant to the terms hereof and of the Loan Agreement and with respect to the Collateral and agrees that Agent and Lenders shall not be liable for any error in judgment or mistakes of fact or law except with respect to acts of gross negligence or wilful misconduct.

The Borrower, any other party liable with respect to the Liabilities and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Agent's and the Lender's rights hereunder.

The loan evidenced hereby has been made and this Note has been delivered at Chicago, Illinois. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon the Borrower and the Borrower's legal representatives, successors and assigns (and each of them, if more than one). If this Note contains any blanks when executed by the Borrower, the Agent is hereby authorized, without notice to the Borrower to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note.

To induce the Lender to make the loan evidenced by this Note, the Borrower (i) irrevocably agrees that, subject to Agent's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with the Agent, any Lender, or the Collateral, shall be instituted and litigated only in courts having its situs in the City of Chicago, Illinois; (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city; and (iii) waives any objection based on forum non-conveniens.
IN ADDITION, THE LENDER AND THE BORROWER (OR ANY ONE OF THEM, IF MORE THAN ONE) HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY THE BORROWER AND AGENT OR ANY LENDER OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN THE BORROWER AND AGENT OR ANY LENDER. In addition, the Borrower agrees that all service of process shall be made as provided in the Loan Agreement.

As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction.


                                      AMCON Distributing Company,
                                      a Delaware corporation


                                      By:--------------------------
                                      Title:-----------------------



                              EXHIBIT D
               ASSIGNMENT AND ACCEPTANCE CERTIFICATE

This Assignment and Acceptance (the "Assignment and Acceptance") is executed as of--------------------,------------------between ---------
------------("Assignor") and ------------------------- ("Assignee").

                         W I T N E S S E T H

WHEREAS, Assignor is party to a Loan and Security Agreement dated as of June 1, 2001 (as may be amended from time to time, the "Agreement") among AMCON Distributing Company ("Borrower"), LaSalle Bank National Association, as a Lender ("LaSalle") and as agent ("Agent") for itself and each other Lender (as defined in the Agreement), Congress Financial Corporation (Central), an Illinois corporation ("Congress"), as a Lender, and all other parties now or hereafter Lenders under the Agreement;

WHEREAS, Assignor has agreed to assign a portion of its loans and other financial accommodations to Borrower pursuant to the Agreement to Assignee;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms

Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2. Assignment and Assumption

Assignor hereby assigns to Assignee, without recourse, representation or warranty (other than as expressly provided herein), and Assignee hereby assumes, all of Assignor's right, title and interest arising under the Agreement and the Other Agreements with respect to a portion of the outstanding Loans to Borrower equal to Assignee's Pro Rata Share (as set forth under Assignee's signature hereto) of the outstanding Loans to Borrower; provided, that Assignee's obligations to Assignor, Borrower, Agent and any other Lender are strictly limited to those obligations under the Agreement unless otherwise explicitly provided for herein. Upon the Assignment Effective Date (as defined below), Assignee's Maximum Loan Amount shall be as set forth below Assignee's signature hereto. After giving effect to the assignment hereunder, Assignor's remaining Pro Rata Share and Maximum Loan Amounts shall be as set forth below Assignor's signature hereto.

3. Payments on Assignment Effective Date

In consideration of the assignment by Assignor to Assignee pursuant to this Assignment and Acceptance, Assignee agrees to pay to Assignor on or prior to the Assignment Effective Date an amount specified by Assignor in writing on or prior to the Assignment Effective Date which represents Assignee's Pro Rata Share of the Loans to Borrower and outstanding on the Assignment Effective Date.

4. Effectiveness

This Assignment and Acceptance shall become effective upon the full execution and delivery of this Assignment and Acceptance (the
"Assignment Effective Date").

5. Representations and Warranties

   (a) Each of Assignor and Assignee represents and warrants to the other party as follows:

     (1) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance;

     (2) the making and performance by it of this Assignment and Acceptance and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it;

     (3) this Assignment and Acceptance has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general equity principles; and

     (4) all approvals, authorizations, or other actions by, or filing with, any governmental authority necessary for the validity or enforceability of its obligations under this Assignment and Acceptance have been obtained.

     (5) Assignor represents and warrants to Assignee that Assignee's Pro Rata Share of the Loan Limit and the outstanding Loans being assigned hereunder are not subject to any liens or security interests created by or known to Assignor.

6.  Miscellaneous

     (a) Assignor shall not be responsible to Assignee for the execution (by any party other than Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Agreement, the Other Agreements or any of the agreements, documents or instruments executed and/or delivered in connection therewith (collectively, the "Loan Documents") or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by Assignor to Assignee or by or on behalf of the Borrower or any other person obligated under the Loan Documents (collectively, the "Credit Parties") to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby. Except as otherwise set forth in the Agreement, Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any default (matured or unmatured) under the Loan Documents.

     (b) Assignee represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the making of the Loans and the assignment by Assignor to Assignee hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Credit Parties. Assignor shall have no duty or responsibility (except as expressly provided in the Agreement) either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter and shall further have no responsibility with respect to the accuracy of, or the completeness of, any information provided to Assignee, whether by Assignor or by or on behalf of any Credit Party.

     (c) Assignee (x) agrees that it will perform all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender and (y) represents that it is either (i) a corporation organized under the laws of the United States or a state thereof or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments to be made to it pursuant to the Agreement.

     (d) ANY DISPUTE BETWEEN ASSIGNOR AND ASSIGNEE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP
ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS ASSIGNMENT AND
ACCEPTANCE AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR
OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS AND NOT THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF ILLINOIS.

     (e) No term or provision of this Assignment and Acceptance may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties to this Assignment and Acceptance.

     (f) This Assignment and Acceptance may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

     (g) All payments hereunder or in connection herewith shall be made in Dollars and in immediately available funds, payable to the account of Assignor at its office as designated in the Agreement.

     (h) This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither of the parties hereto may assign or transfer any of its rights or obligations under this Assignment and Acceptance without the prior consent of the other party. The preceding sentence shall not limit the right of Assignee to assign all or part of its Pro Rata Share of the Loan Limit and any outstanding Loans assigned under this Assignment and Acceptance in the manner contemplated by the Agreement.

     (i) All representations and warranties made herein and indemnities provided for herein shall survive the consummation of the transactions contemplated hereby.












             [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Acceptance as the date first above written.

                                      (ASSIGNOR)


                                      By-----------------------------
                                      Title--------------------------

                                        Pro Rata Share:  ---------%
                                        Maximum Loan Amount:  $-------

                                      (ASSIGNEE)


                                      By-----------------------------
                                      Its----------------------------

                                        Pro Rata Share:  ---------%
                                        Maximum Loan Amount: $--------

Acknowledged and Agreed to this ____
day of ------------, 2001

LASALLE BANK NATIONAL ASSOCIATION,
as Agent


By:-------------------------------
Its:------------------------------









                       Exhibit A-Special Provisions

Attached to and made a part of that certain Loan and Security Agreement (including all Exhibits thereto, the "Agreement") of even date herewith by and among AMCON Distributing Company ("Borrower"), LaSalle Bank National Association as a Lender ("LaSalle") and as Agent("Agent") for all lenders that are now or herafter parties to this agreement (the "Lenders"), and Congress Financial Corporation (Central), an Illinois corporation ("Congress"), as a Lender.

CREDIT TERMS

1. REVOLVING LOAN LIMIT: Each Lender, severally and not jointly, agrees to make its Pro Rata Share of the Revolving Loans to Borrower as Borrower shall from time to time request, subject to the terms and conditions set forth in the Agreement, up to the sum of the following sublimits (the "Revolving Loan Limit"):

   (a) Up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrower's business) of Borrower's Eligible Accounts; plus

   (b) Up to eighty-five percent (85%) of the lower of the cost or market value of Borrower's Eligible Cigarette Inventory; plus

   (c) Up to seventy percent (70%) of the lower of the cost or market value of Borrower's Eligible Inventory (other than Eligible Cigarette Inventory); minus

   (d)  All Letter of Credit Obligations; minus

   (e) The outstanding principal amount of all term Loans provided by Lenders to Borrower from time to time; minus

   (f) Reserves in an amount equal to one hundred fifty percent (150%) of the maximum market exposure under the Borrower's Rate Hedging Obligations agreements, determined by Agent in its sole discretion on a quarterly basis (or more frequently if desired by Agent in its sole discretion); minus

   (g) Such reserves as Agent elects, in its sole discretion, to establish from time to time;

provided, that the aggregate amount of Revolving Loans pursuant to subparagraph (c) above shall in no event exceed Twenty-Five Million and No/100 Dollars ($25,000,000.00); and

further provided, that the outstanding Revolving Loans shall in no event exceed the lesser of Fifty-Five Million and No/100 Dollars ($55,000,000.00) (the "Maximum Revolving Loan"), or the Revolving Loan Limit, except for Interim Advances and as such amount may be decreased by Agent from time to time, in its sole discretion, following the occurrence of an Event of Default. Congress hereby consents to the Agent increasing the Maximum Revolving Loan from time to time to an amount not to exceed $70,000,000.00, provided that at all times Congress' Maximum Loan Amount is not increased without Congress' prior written consent. Nothing herein shall be deemed a commitment by the Agent to increase the Maximum Revolving Loan.

2.  LETTERS OF CREDIT:

   (a) Subject to the terms and conditions of the Agreement, including Exhibit A, and the Other Agreements, during the Term, Agent shall, absent the occurrence of an Event of Default, from time to time request that Issuing Bank issue, upon Borrower's request, commercial Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed Five Million and No/100 Dollars ($5,000,000.00). The undrawn face amount of each outstanding Letter of Credit shall automatically reduce, dollar for dollar, the amount which Borrower may borrow pursuant to paragraph 1 hereof. Payments made by Issuing Bank to any Person on account of any Letter of Credit shall constitute Loans hereunder. At no time shall the aggregate of the Revolving Loans by Agent and Lenders to Borrower plus the Letter of Credit Obligations be in excess of the lesser of the Revolving Loan Limit and the Maximum Revolving Loan.

   (b) Borrower agrees to pay to the Issuing Bank, on demand by the Issuing Bank, the Issuing Bank's normal and customary administrative charges in effect, from time to time, for issuing and administering any Letters of Credit and if not so paid each Lender shall, without regard to any other provision of the Agreement or any of the Other Agreements, any defense that Borrower may have to its obligation to pay the Issuing Bank in connection with such charges or any defense any Lender may have in connection with the participation described in subsection (d) below in connection with any Letter of Credit pay the Issuing Bank for such Lender's Pro Rata Share of such charges, and any payments so made by Lenders to Issuing Bank shall be deemed to be Loans. Each Lender (other than a Lender that is the Issuing Bank) acknowledges and agrees that it shall not be entitled to any of the administrative charges of the Issuing Bank. Borrower further agrees to pay Agent, for the benefit of Lenders (and to be apportioned among Lenders as provided in paragraph 5 of this Exhibit A), a letter of credit fee equal to one-twelfth of one percent (1/12th of 1%) per month of the daily average of the aggregate undrawn face amount of the outstanding Letters of Credit which letter of credit fee shall be paid monthly in arrears on each date that interest is due hereunder.

   (c) Borrower agrees to reimburse the Issuing Bank, on demand by the Issuing Bank, for each payment made by the Issuing Bank under or pursuant to any Letter of Credit and if not so reimbursed each Lender shall without regard to any other provision of the Agreement or any of the Other Agreements, any defense that Borrower may have to its obligation to reimburse the Issuing Bank in connection with such payment or any defense any Lender may have in connection with such payment or any defense any Lender may have in connection with the participation described in subsection (d) below in connection with any Letter of Credit, reimburse the Issuing Bank for such Lender's Pro Rata Share of such payment, and any payments so made by Lenders to Issuing Bank shall be deemed to be Loans. Agent may provide for the payment of any reimbursement obligations and any interest accrued thereon by advancing the amount thereof to the Issuing Bank on behalf of Borrower as a Loan.


   (d) Immediately upon the issuance of a Letter of Credit in accordance with the Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Pro Rata Share (including, without limitation, all obligations of Borrower with respect thereto). Borrower agrees to reimburse each of Agent and each Lender for any expense it may incur in connection with any Letter of Credit and agrees to reimburse each of Agent and each Lender for any payment made by Agent or any Lender to the Issuing Bank, except for any liability incurred or payment made as a result of Agent's or such Lender's gross negligence or willful misconduct.

3. INTEREST RATE: Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest set forth in subsection (a) or (b) below:

   (a) With respect to Revolving Loans, LaSalle's publicly announced prime rate (which is not intended to be LaSalle's lowest or most favorable rate in effect at any time) (the "Prime Rate") in effect from time to time. Interest shall be payable on the last business day of each month, in arrears. Each rate of interest set forth herein shall increase or decrease with each increase or decrease in the Prime Rate, effective on the effective date of each such change in the Prime Rate.

   (b) With respect to Revolving Loans, One Hundred Seventy-Five (175) basis points in excess of the LIBOR Rate for the applicable Interest Period, such rate to remain fixed for such Interest Period. "Interest Period" shall mean any continuous period of thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days, as selected from time to time by Borrower by irrevocable notice (in writing, by telex, telegram or cable) given to Agent not less than three (3) Business Days prior to the first day of each respective Interest Period; provided that: (i) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (ii) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term or any Renewal Term; and
(iii) if for any reason Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans. Interest shall be payable on the last Business Day of each month and on the date of any payment hereon by Borrower.

   (c) Notwithstanding the foregoing, upon the occurrence of an Event of Default, the Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360-day year.

4.  OTHER LIBOR PROVISIONS:

   (a) Subject to the provisions of the Agreement, Borrower shall have the option (i) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Loans be made as, LIBOR Rate Loans of various Interest Periods, (ii) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (iii) as of the last day of any Interest Period, to convert all or any portion of the LIBOR Rate Loans to Prime Rate Loans; and (iv) at any time, to request new Loans as Prime Rate Loans; provided, that Loans may not be continued as or converted to LIBOR Rate Loans, if the continuation or conversion thereof would violate the provisions of subparagraphs 4(b) or 4(c) of this Exhibit A or if an Event of Default has occurred.

   (b) Agent's determination of LIBOR as provided above shall be conclusive, absent manifest error. Furthermore, if Agent determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (i) U.S. Dollar deposits of sufficient amount and maturity for funding the Loans are not available to Agent or any Lender in the London InterBank Eurodollar market in the ordinary course of business, or (ii) by reason of circumstances affecting the London InterBank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by Borrower to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in subparagraph 3(b) of this Exhibit A shall not represent the effective pricing to Lenders for U.S. Dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Agent shall promptly notify Borrower and (x) all existing LIBOR Rate Loans shall convert to Prime Rate Loans upon the end of the applicable Interest Period, and (y) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

   (c) If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Agent, any Lender or their respective lending offices (a "Regulatory Change"), shall, in the opinion of Agent or any Lender, make it unlawful for Agent or any Lender to make or maintain LIBOR Rate Loans, then Agent shall promptly notify Borrower and (i) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or on such earlier date as required by law and (ii) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

   (d) If, for any reason, a LIBOR Rate Loan is paid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan does not occur on a date specified by Borrower in its request (other than as a result of a default by a Lender), Borrower agrees to indemnify Agent and Lenders against any loss (including any loss on redeployment of the deposits or other funds acquired by Agent and Lenders to fund or maintain such LIBOR Rate Loan), cost or expense incurred by Agent and Lenders as a result of such prepayment.

   (e) If any Regulatory Change (whether or not having the force of law) shall (i) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Agent or any Lender; (ii) subject Agent or any Lender or the LIBOR Rate Loans to any Tax or change the basis of taxation of payments to Agent or any Lender of principal or interest due from Borrower to Agent or any Lender hereunder (other than a change in the taxation of the overall net income of Agent or any Lender); or (iii) impose on Agent or any Lender any other condition regarding the LIBOR Rate Loans or Agent's or any Lender's funding thereof, and Agent or any Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Agent or such Lender of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by Agent or such Lender hereunder, then Borrower shall pay to Agent and Lenders, on demand, such additional amounts as Agent and Lenders shall, from time to time, determine are sufficient to compensate and indemnify Agent and Lenders from such increased cost or reduced amount.

   (f) Agent and Lenders shall receive payments of amounts of principal and interest with respect to the LIBOR Rate Loans free and clear of, and without deduction for, any Taxes. If (1) Agent or any Lender shall be subject to any Tax in respect of any LIBOR Rate Loans or any part thereof or, (2) Borrower shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Rate Loans shall be adjusted by Agent or such Lender to reflect all additional costs incurred by Agent or such Lender in connection with the payment by Agent or such Lender or the withholding by Borrower of such Tax and Borrower shall provide Agent and Lenders with a statement detailing the amount of any such Tax actually paid by Borrower. Determination by Agent and Lenders of the amount of such costs shall be conclusive, absent manifest error. If after any such adjustment any part of any Tax paid by Agent or any Lender is subsequently recovered by Agent or any Lender, Agent or any Lender shall reimburse Borrower to the extent of the amount so recovered. A certificate of an officer of Agent or any Lender setting forth the amount of such recovery and the basis therefor shall be conclusive, absent manifest error.

   (g) Unless otherwise specified by Borrower, all Loans shall be Prime Rate Loans.

   (h) No more than eight (8) Interest Periods may be in effect with respect to outstanding LIBOR Rate Loans at any one time. Each LIBOR Rate Loan shall be in an amount not less than One Million and no/100 Dollars ($1,000,000.00), and in integral multiples of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00); provided, however, not more than two (2) LIBOR Rate Loans outstanding at any time shall be in an amount less than Five Million and no/100 Dollars ($5,000,000.00).

5. SETTLEMENTS, DISTRIBUTIONS AND APPORTIONMENT OF PAYMENTS: On a weekly basis (or more frequently if requested by Agent) (a "Settlement Date"), Agent shall provide each Lender with a statement of the outstanding balance of the Liabilities as of the end of the Business Day preceding the Settlement Date (the "Pre-Settlement Determination Date") and the current balance of the Loans funded by each Lender (whether made directly by such Lender to Borrower or constituting a settlement by such Lender of a previous Disproportionate Advance made by Agent on behalf of such Lender to Borrower). If such statement discloses that such Lender's current balance of the Loans as of the Pre-Settlement Determination Date exceeds such Lender's Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then Agent shall, on the Settlement Date, transfer, by wire transfer, the net amount due to such Lender in accordance with such Lender's instructions, and if such statement discloses that such Lender's current balance of the Loans as of the Pre-Settlement Determination Date is less than such Lender's Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then such Lender shall, on the Settlement Date, transfer, by wire transfer the net amount due to Agent in accordance with Agent's instructions. In addition, payments actually received by Agent with respect to the following items shall be distributed by Agent to Lenders as follows:

   (a) Within three (3) Business Days of receipt thereof by Agent, payments to be applied to interest on the Loans shall be paid to each Lender, subject to any adjustments for any Disproportionate Advances as provided in paragraph 2 of the Agreement so that Agent shall receive interest on the Disproportionate Advances and each Lender shall only receive interest on the amount of funds actually advanced by such Lender;

   (b) Within three (3) Business Days of receipt thereof by Agent, payments to be applied to the letter of credit fee set forth in subparagraph 2(b) of this Exhibit A shall be paid to each Lender in proportion to its Pro Rata Share; and

   (c) Within three (3) Business Days of receipt thereof by Agent, payments to be applied to the minimum usage fee or commitment fees set forth in paragraph 6 of this Exhibit A shall be paid to each Lender in proportion to its Pro Rata Share.

Notwithstanding the foregoing, if a Lender has failed to remit its Pro Rata Share of any Loans required to be made pursuant to paragraph 2 of the Agreement or has failed to make a settlement payment to Agent pursuant to this paragraph 5 of Exhibit A, no payment under clause (a), (b) or (c) of this paragraph 5 of Exhibit A shall be made to such Lender by Agent at any time such Lender's share of the outstanding Loans is less than such Lender's Pro Rata Share.

6.  FEES AND CHARGES:

   (a) Minimum Usage Fees: Borrower shall pay to Agent, for the benefit of Agent and Lenders, an unused line fee of one-quarter of one percent (1/4th of 1%) per annum of the difference between the Maximum Revolving Loan and the average monthly loan balance of the Revolving Loans plus the average monthly outstanding Letter of Credit obligations, which shall be fully earned by Agent and Lenders and payable monthly in arrears on each day that interest is payable hereunder. Said fee shall be calculated on the basis of a 360 day year.

   (b) Commitment Fee: Borrower hereby agrees to pay to Agent, for the benefit of Agent and Lenders a Loan commitment fee in the amount of Three Hundred Thousand and no/100 Dollars ($300,000.00), which fee shall be fully-earned and non-refundable as of the date of the initial advance under the Agreement (the "Fee"). The Fee shall be paid as follows: (1) contemporaneously with the initial advance under the Agreement, an amount equal to One Hundred Thousand and no/100 Dollars ($100,000.00), (2) on the one year anniversary of the date of the Agreement, an amount equal to One Hundred Thousand and no/100 Dollars ($100,000.00), and (3) on the two year anniversary of the date of the Agreement, an amount equal to One Hundred Thousand and no/100 Dollars ($100,000.00). Upon the occurrence of an Event of Default, at the Agent's option and with notice to the Borrower, the remaining balance of the Fee shall become immediately due and payable.

7.  ADDITIONS AND CHANGES TO COVENANTS:

   (a) Permitted Investments. Notwithstanding the provisions of subparagraph 11(m) of the Agreement, Borrower may invest in (i) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor or "P" by Moody's; and
(ii) certificates of deposit of one (1) year or less issued by Agent or any Lender or any parent, affiliate or subsidiary of Agent or any Lender.

   (b) Checking Account Provisions. Borrower shall maintain its general checking and controlled disbursement account with LaSalle. Normal charges shall be assessment thereon. Although no compensating balance is required, Borrower must keep monthly balances in order to merit earnings credits which will cover LaSalle's service charges for demand deposit account activities.

   (c) Hawaiian Natural Water Company. Borrower hereby covenants unto the Agent that the balance of the intercompany advances made by the Borrower to Hawaiian Natural Water Company, a Hawaiian corporation, shall not at any time exceed $2,000,000.00.

8.  FINANCIAL COVENANTS:
Fixed Charge Coverage Ratio Covenant: Borrower shall maintain a "Fixed Charge Coverage Ratio" (as defined below) of not less than 1.1 to 1.0 as determined on the last day of each fiscal quarter of Borrower for the four fiscal quarter period ending on such date. For the purposes hereof, (i) "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of EBIDTA for such period to Fixed Charges for such period, (ii) "EBIDTA" shall mean, for any period, the sum of (A) net income (or loss) for the applicable period of measurement determined in accordance with GAAP, plus (B) any provision for (or less any benefit from) income and franchise taxes included in the determination of net income, plus (C) interest expense deducted in the determination of net income, plus (D) amortization and depreciation deducted in the determination of net income, and (iii) "Fixed Charges" shall mean, for any period the sum of, without duplication (A) scheduled payments of principal and all credit availability reductions during such period with respect to all indebtedness (including capitalized leases) of Borrower, plus (B) scheduled payments of interest during such period with respect to all indebtedness (including capitalized leases) of Borrower, plus (C) all capital expenditures during such period for the purchase or other acquisition of fixed or capital assets, plus (D) payments during such period in respect of income or franchise taxes.

   (b) Debt Service Coverage Ratio Covenant: Borrower shall not permit Borrower's "Debt Service Coverage Ratio" (as defined below) determined on the last day of each fiscal quarter hereafter for the four fiscal quarter period ending on such date to be less than 1.5 to 1.0. For the purposes hereof,
(i) "Debt Service Coverage Ratio" shall mean, for any period, the ratio of "Net Cash Flow" (hereinafter defined) for such period to Debt Service for such period, (ii) "Net Cash Flow" shall mean, for any period, the sum of (A) net income (or loss) for the applicable period of measurement determined in accordance with GAAP, plus (B) depreciation deducted in the determination of net income, and (iii) "Debt Service" shall mean, for any period, the sum of, without duplication (A) scheduled payments of principal and all credit availability reductions during such period with respect to all indebtedness (including capitalized leases) of Borrower, plus (B) scheduled payments of interest during such period with respect to all indebtedness (including capitalized leases) of Borrower.

   (c) Senior Debt to EBITDA: Borrower shall maintain a "Senior Debt to EBITDA Ratio" (as defined below) of less than 6.0 to 1.0 at all times, determined on the last day of each fiscal quarter of Borrower for the four fiscal quarter period ending on such date. For the purposes hereof, (i) "Senior Debt" shall mean, at any time of determination, the principal amount of all Liabilities (including capitalized leases) of Borrower to the Lenders outstanding at such time, and (ii) "EBIDTA" shall mean, for any period, the sum of (A) net income (or loss) for the applicable period of measurement determined in accordance with GAAP, plus (B) any provision for (or less any benefit from) income and franchise taxes included in the determination of net income, plus (C) interest expense deducted in the determination of net income, plus (D) amortization and depreciation deducted in the determination of net income.

   (d) Tangible Net Worth: Borrower's "Tangible Net Worth" (herein defined) shall not at any time be less than the "Minimum Tangible Net Worth" (hereinafter defined). "Minimum Tangible Net Worth" shall mean $7,000,000.00 at all times from the date hereof through the date upon which the Agent receives Borrower's 2001 fiscal year-end audited financial statements. As of the day the Agent receives Borrower's fiscal year-end audited financial statements, beginning with the 2001 audited financial statements and continuing each year thereafter, "Minimum Tangible Net Worth" shall mean the Minimum Tangible Net Worth during the immediately preceding period, plus seventy-five percent (75%) of the difference between Borrower's net income as set forth on such fiscal year-end audited financial statements and any dividends paid by Borrower to its shareholders based upon such audited financial statements. "Tangible Net Worth", for purposes of this subparagraph, shall mean Borrower's shareholders' equity (including retained earnings) less the book value of all intangible assets as determined solely by Agent on a consistent basis plus the amount of any LIFO reserve plus the amount of any debt subordinated to Agent, all as determined under GAAP applied on a basis consistent with the financial statements dated March 31, 2001, except as set forth herein;

   (e) Fill Rate Percentage: Borrower shall maintain a "Fill Rate Percentage" (hereinafter defined) of not less than 93% calculated on a weekly basis.
"Fill Rate Percentage" shall mean the percentage determined by dividing (1) the total dollar amount of inventory delivered by the Borrower to its customers each week into (2) the total dollar amount of the orders which correspond to such deliveries.

   (f) Calculations: All calculations of the financial covenants contained in this paragraph 8 of this Exhibit A shall be made in conformity with GAAP.

9. DELIVERY OF BORROWING BASE CERTIFICATE: Borrower shall, on or before the third Business Day of each week, deliver to Agent a duly completed certificate (in form and substance satisfactory to Agent) signed by the chief financial officer of Borrower certifying the Eligible Inventory, Eligible Cigarette Inventory and Eligible Accounts of Borrower as of the last day of the immediately preceding week (each such certificate being a "Borrowing Base Certificate").

10. DELIVERY OF ADDITIONAL REPORTS: Borrower shall, on or before the third Business Day of each week, deliver to Agent a report certified by an authorized officer of Borrower detailing, as of the end of the previous week
(a) Borrower's tobacco inventory by amount and type, (b) Borrower's ineligible tobacco Inventory by amount and type and (c) the tax stamp reserve. Borrower shall also deliver to Agent, on or before the 15th day of each month, a report certified by an authorized officer of Borrower (i) detailing Borrower's non-tobacco Inventory by amount and type as of the end of the previous month, (ii) Borrower's ineligible non-tobacco Inventory by amount and type as of the end of the previous month, and (iii) showing the calculation of Borrower's "Fill-Rate Percentage" for the previous month.

11. VEHICLES: Borrower shall execute such financing statements and other documents or instruments (and pay all taxes, other than nominal filing fees, and all other extraordinary costs of filing or recording the same in all public offices deemed necessary by Agent) and do such other acts and things, as Agent may, from time to time, request to establish and maintain a valid first priority security interest in any of the Vehicles, free of all other liens, claims and rights of third parties whatsoever (other than Permitted Liens), to secure the payment of the Liabilities.

12. CERTAIN RESTRICTIONS: Borrower shall not enter into any agreement which restricts the ability of Borrower to (a) enter into amendments, modifications or waivers of the Agreement or any of the Other Agreements, (b) sell, transfer or otherwise dispose of its assets, (c) create, incur, assume or suffer to exist any lien upon any of its properties, (d) create, incur, assume, suffer to exist or otherwise become liable with respect to any indebtedness, or (e) pay any dividend other than as permitted in Section 11(l) of the Agreement; provided, however, capital leases or agreements governing purchase money indebtedness which contain restrictions of the types referred to in clauses
(b) or (c) with respect to the property covered thereby shall be permitted to the extent allowed in the Agreement.

13. CONDITIONS TO CLOSING: Agent shall be under no obligation to consummate the transactions contemplated by the Agreement until each of the conditions listed in this paragraph 13 has been satisfied. Whenever a condition contained herein requires delivery of an agreement or other document to Agent, each such agreement or other document shall be in forth and substance satisfactory to Agent in its sole discretion.

     (a) Landlord's and Mortgagee Agreements: Borrower shall assist the Agent in obtaining a Landlord's Agreement from each lessor or mortgagee of property(ies) set forth on Exhibit B to the Agreement. All Landlord's Agreements shall include a copy of the relevant lease.

     (b) Environmental Indemnity: Borrower shall execute and deliver to the Agent the Environmental Indemnity Agreement.

     (c) Mortgagee's Waiver: Borrower shall cause to be executed in favor of Agent and delivered to Agent a Mortgagee's Waiver from each mortgagee, if any, of Borrower's owned real property(ies) set forth on Exhibit B.

   (d) Attorney's Opinion Letter: Borrower shall cause to be executed and delivered to Agent an Attorney's Opinion Letter.

   (e) Promissory Notes: Borrower shall have executed and delivered to Lenders such promissory notes evidencing the Loans as the Agent shall request.

   (f) Resolutions: Agent shall have received from each corporate Obligor, copies of resolutions of each Obligor's Board of Directors authorizing the execution, delivery and performance of the Agreement and the Other Agreements to which it is a party, certified by its corporate secretary.

   (g) Consents: Agent shall have received certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals, if any, with respect to the Agreement and the Other Agreements.

   (h) Incumbency and Signatures: Agent shall have received certificates of the Secretary of each of the corporate Obligors certifying the names of the officer or officers of such Obligor authorized to sign the Agreement and the Other Agreements to which it is a party, together with a sample of the true signature of each such officer. Agent may conclusively rely on each such certificate, until formally advised by a like certificate of any changes therein.

   (i) Lock Box and Other Account Agreements: Agent shall have received the Lock Box Agreements and other depository account agreements required under paragraph 7 of the Agreement, duly executed and delivered by Borrower and each financial institution party thereto.

   (j) Forms UCC-1 and UCC-2; Termination Statements; Searches: Agent shall have received UCC-1 Financing Statements and UCC-2 Financing Statements naming Borrower as debtor and Agent, for the benefit of the Lenders, as secured party with respect to the Collateral, together with such UCC-3 Termination Statements necessary to release any and all liens and other rights of any Person in any of the Collateral (other than with respect to Permitted Liens), and other documents as Agent deems necessary or appropriate shall have been filed in all jurisdictions that Agent deems necessary or advisable. Certified copies of uniform Commercial Code Requests for Information or Copies (Form UCC-11), dated a date reasonably near to the Closing Date, listing all effective financing statement, (including financing statements filed by Agent) which name Borrower as debtor (under its corporate and trade names), together with copies of such financing statements. Results of on-line searches of the records of the United States Patent and Trademark Office for Borrower's trademarks and patents.

   (k) Insurance Certificates, etc.: Agent shall have received certificates from Borrower's insurance carrier evidencing that all required insurance coverage is in effect, designating Agent as an additional insured and lender's loss payee.

   (l) Constitutive Documents: Agent shall have received certified copies of each corporate Obligor's Certificate or Articles of Incorporation, certified by the Secretary of State of its state of incorporation as of a recent date, together with good standing certificates from such Secretary of State and good standing certificates from the Secretaries of State of each other State in which such Obligor is qualified to transact business, and By-laws of each corporate Obligor certified by the Secretary of such Obligor as of the date hereof.

   (m) No Adverse Change Certificate: Agent shall have received a certificate of the president or chief financial officer of Borrower, certifying that there have been no material adverse changes in the financial condition of Borrower since March 31, 2001, and that there is no litigation pending which would prevent or seek to prevent consummation of the financing arrangements contemplated by the Agreement and the Other Agreements.

   (n) Solvency Certificates: Agent shall have received, from each Obligor, a certificate as to the solvency of such Obligor executed by the president or chief financial officer of such Obligor.

   (o) Termination of Liens; Payoff Letters: Agent shall have received evidence satisfactory to it in its sole discretion of the termination of all existing liens on the assets of Borrower (including any mortgages on Borrower's real property) other than Permitted Liens and the repayment of all indebtedness of Borrower other than indebtedness permitted hereunder.

   (p) Subordination Agreements: Agent shall have received a duly executed subordination agreement from Merchants Wholesale Inc.

   (q) Asset Purchase Agreement: The Borrower shall deliver to the Agent, proof, in form and substance satisfactory to the Agent, that (1) all of the conditions precedent to consummating the asset purchase set forth in that certain Asset Purchase Agreement dated February 8, 2001, by and among the Borrower, Merchants Wholesale Inc., an Illinois corporation, Robert J. Lansing and Marcia S. Lansing (the "Asset Purchase Agreement"), have been fully satisfied, other than the payment of the purchase price set forth in the Asset Purchase Agreement.

   (r) Excess Revolving Loan Availability: Borrower shall deliver to the Agent proof, in form and substance satisfactory to the Agent, that (1) Borrower's "Excess Revolving Loan Availability" (hereinafter defined) shall be not less than Five Million and no/100 Dollars ($5,000,000.00) immediately after satisfying (1) all obligations of Borrower to Merchants Wholesale Inc., Robert J. Lansing and Marcia S. Lansing under the Asset Purchase Agreement (other than the deferred portion of the purchase price, including the "Earnout Consideration", as defined in such Asset Purchase Agreement) and all other amounts required to be funded on the proposed date of the initial advance hereunder, and (2) all costs and expenses incurred by Borrower in connection with the initial closing of the transactions referenced in the Agreement. "Excess Revolving Loan Availability" shall mean the amount by which the lesser of the Revolving Loan Limit or the Maximum Revolving Loan for Borrower exceeds the aggregate outstanding principal balance of the Revolving Loan.

   (s) ISDA Master Agreement Amendment, Assignment and Assumption: Borrower shall deliver to the Agent an original fully executed Amendment, Assignment and Assumption Agreement by and among LaSalle, Borrower and Merchants Wholesale Inc.

   (t) Satisfaction of other Obligations. All obligations of Merchants Wholesale, Inc., Merchants Wholesale of Iowa, Inc. and Robert J. Lansing to LaSalle Business Credit, Inc. and Congress shall be paid and satisfied in full. All obligations of Chamberlin Natural Foods, Inc. to LaSalle shall be paid and satisfied in full.

   (u) Other Agreements: Agent shall have received such other agreements, documents and instruments as the Agent may request.

14. CONDITIONS TO ALL LOANS AND ADVANCES. Agent's obligation to make the initial Loans and each subsequent Loan and to continue, or convert any Loan into any other type of Loan is subject to the following additional conditions precedent:

   (a) No Default, etc.: (i) No Event of Default or event or condition which, with the giving of notice or passage of time or both would constitute an Event of Default shall have occurred or will result from such Loan and (ii) the representations and warranties contained in the Agreement and each Other Agreement shall be true and correct in all material respects as of the date hereof, and shall be true and correct as of the date of any subsequent Loan with the same effect as though made on the date thereof.

   (b) Litigation: Agent shall not have determined that any existing or threatened claims, litigation, arbitration proceedings or governmental proceedings could have an adverse impact on the ability of any Obligor to perform its obligations under the Agreement or any Other Agreement to which it is a party.

   (c) No Injunction: No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the judgment of Agent could enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loans or the consummation of the transactions contemplated hereby and by the other Agreements.

   (d) Borrowing Base Certificate: Agent shall have received the duly completed Borrowing Base Certificate most recently required to be delivered under paragraph 9 of this Exhibit A.

15. AGENT:

   (a)  Appointment of Agent:

     (i) Each Lender hereby designates LaSalle as Agent to act as herein specified. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of the Agreement, this Exhibit "A" and the notes and Other Agreements and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Except as otherwise provided herein, Agent shall hold all Collateral and all payments of principal, interest, fees, charges and expenses received pursuant to the Agreement or any of the Other Agreements for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees.

     (ii) The provisions of this paragraph 15 are solely for the benefit of Agent and Lenders, and neither Borrower nor any other Obligor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under the Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Obligor.

   (b) Nature of Duties of Agent: Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any other Lender for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of the Agreement a fiduciary relationship in respect of any Lender; and nothing in the Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of the Agreement except as expressly set forth herein.

   (c)  Lack of Reliance on Agent:

     (i) Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (A) its own independent investigation of the financial or other condition and affairs of Agent, each Obligor and any other Lender in connection with the taking or not taking of any action in connection herewith and (B) its own appraisal of the creditworthiness of Agent, each Obligor and any other Lender, and, except as expressly provided in the Agreement, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. To the extent any appraisals of any of the assets of Borrower are made by an independent third party appraiser pursuant to the Agreement, such appraisals shall provide that they may be relied upon by Agent and Lenders.

     (ii) Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of the Agreement or any notes or the financial or other condition of Borrower or any other Obligor. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or the notes, or the financial condition of Borrower or any other Obligor, or the existence or possible existence of any Event of Default, unless specifically requested to do so in writing by any Lender.

   (d) Certain Rights of Agent: Agent shall have the right to request instructions from the Requisite Lenders or all Lenders, as applicable pursuant to paragraph 17 of this Exhibit A, by notice to each Lender. If Agent shall request instructions from the Requisite Lenders or all Lenders, as applicable, with respect to any act or action (including the failure to act) in connection with the Agreement or the Other Agreements, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Requisite Lenders or all Lenders, as applicable, and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither Borrower nor any Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of the Requisite Lenders or all Lenders, as applicable.

   (e) Reliance by Agent: Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. Agent may consult with legal counsel (including counsel for Borrower with respect to matters concerning Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

   (f) Indemnification of Agent: To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent, in proportion to its Pro Rata Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, in any way relating to or arising out of the Agreement; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.

   (g) Agent in its Individual Capacity: With respect to the Loans made by it pursuant hereto, Agent shall have the same rights and powers hereunder as any other Lender or holder of a note or participation interest and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders", "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisor or other business with Borrower or any Affiliate of Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with the Agreement and otherwise without having to account for the same to Lenders, to the extent such activities are not in contravention of the terms of the Agreement.

   (h) Holders of Notes: Agent may deem and treat the payee of any promissory note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any promissory note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such promissory note or of any promissory note or notes issued in exchange therefor.

   (i)  Successor Agent:

     (i) Agent may, upon thirty (30) Business Days' notice to Lenders and Borrower, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this subparagraph 17(i)) by giving written notice thereof to Lenders and Borrower. Upon any such notice of resignation, the Requisite Lenders shall have the right, upon five (5) days' written notice to Agent, Lenders and Borrower, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' written notice, the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000.00).

     (ii) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this paragraph 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Agreement.

   (j)  Collateral Matters:

     (i) Each Lender authorizes and directs Agent to enter into the Other Agreements for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Agent or the Requisite Lenders in accordance with the provisions of the Agreement or the Other Agreements, and the exercise by the Agent or the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, to take any action with respect to any Collateral or Other Agreements which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Agreement or the Other Agreements.

     (ii) Agent will not, without the verbal consent of all Lenders, which consent shall (a) be confirmed promptly thereafter in writing and (b) not be unreasonably withheld, execute any release of Agent's security interest in any Collateral, except for releases relating to dispositions of Collateral (x) permitted by the Agreement or (y) in connection with the repayment in full of all of the Liabilities by Borrower and the termination of all obligations of Agent and Lenders under the Agreement and the Other Agreements; provided, that Agent shall not be required to execute any such release on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty. In the event of any sale or transfer of any of the Collateral, Agent shall be authorized to deduct all of the expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

     (iii) To the extent, pursuant to the provisions of this subparagraph 15(j)(iii), Agent's execution of a release is required to release its lien upon any sale and transfer of Collateral which has been consented to in writing by the Requisite Lenders or all Lenders, as applicable, or otherwise permitted hereunder, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred.

     (iv) Agent shall have no obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by Borrower or any other Obligor or is cared for, protected or insured or that the liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this paragraph 15 or in any of the Other Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

   (k) Actions with Respect to Defaults: In addition to Agent's right to take actions on its own accord as permitted under the Agreement, Agent shall take such action with respect to an Event of Default as shall be directed by the Requisite Lenders or all Lenders, as applicable pursuant to paragraph 17 of this Exhibit A so long as such directions are not contrary to the terms of the Agreement or applicable law; provided, that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of Lenders. Each Lender agrees that no Lender shall have any right individually to (a) realize upon any of the security interests created by the Agreement or the Other Agreements; (b) to enforce any provision of the Agreement or the Other Agreements or (c) to make demand under the Agreement or any Other Agreement except that, during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to the Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of a Borrower or any of its Subsidiaries (regardless of whether such balances are then due to such Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of a Borrower or any of its Subsidiaries, against and on account of any of the Liabilities, except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender's share of the Liabilities as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Liabilities and upon doing so shall deliver such excess to Agent for the benefit of all Lenders in accordance with the respective Pro Rata Shares of the Lenders.

   (l) Delivery of Information: Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from Borrower or any other Obligor, the Requisite Lenders, any Lender or any other Person under or in connection with the Agreement or any Other Agreement except (i) as specifically provided in the Agreement or any Other Agreement or (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request; notwithstanding the foregoing, the Agent shall automatically deliver the following information to the Lenders without the necessity of each Lender's request therefor: each Borrowing Base Certificate, the documents delivered pursuant to Section 10 of this Exhibit, the documents delivered pursuant to
Section 8 of the Loan Agreement and the financial statements delivered pursuant to Section 11(b) of the Loan Agreement.

   (m) Demand: Agent shall make demand for repayment by Borrower of all Liabilities owing by Borrower hereunder, after the occurrence of an Event of Default, upon the written request of the Requisite Lenders. Agent shall make such demand in such manner as it deems appropriate, in its sole discretion, to effectuate the request of the Requisite Lenders. Nothing contained herein shall limit the discretion of Agent to take reserves, to deem certain Accounts and Inventory ineligible, or to exercise any other discretion granted to Agent in the Agreement.

16. ASSIGNABILITY:

   (a) Borrower shall not have the right to assign the Agreement or any interest therein except with the prior written consent of Agent and all Lenders.

   (b) Any Lender may make, carry or transfer Loans at, to, or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to Borrower.

   (c) Each Lender may, with the consent of Agent, which shall not be unreasonably withheld, but without the consent of any other Lender, assign all or a portion of its rights and obligations under the Agreement to one or more
(i) commercial banks organized under the laws of the United States, or any State thereof, and having combined capital and surplus of at least $500,000,000; (ii) commercial banks organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having combined capital and surplus of at least $500,000,000, so long as any such bank is acting through a branch or agency located in the United States;
(iii) finance companies, insurance companies or other financial institutions or funds (whether corporations, partnerships, trusts or other entities) that are regularly engaged in the United States in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having combined capital and surplus of at least $500,000,000 or with respect to any funds with total assets under its management in excess of $250,000,000; and (iv) any other Person other than an Affiliate of the Borrower approved by the Agent and the Borrower, such approval not to be unreasonably withheld; provided, that (x) for each such assignment, the parties thereto shall execute and deliver to Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance in the form attached to the Agreement as Exhibit E (an "Assignment and Acceptance"), and a processing and recordation fee of Two Thousand Five Hundred and No/100 Dollars ($2,500.00) to be paid by the assignee, (y) no such assignment shall be for less than Five Million and No/100 Dollars ($5,000,000.00), or if less, such assigning Lender's entire interest under the Agreement, and (z) LaSalle may not make an assignment that would result in LaSalle having a Loan commitment less than Congress' Loan commitment (except if LaSalle assigns all of its Loan commitment to an affiliate or to another Person in connection with a disposition of its portfolio of loans). Upon such execution and delivery of the Assignment and Acceptance to Agent, from and after the date specified as the effective date in the Assignment and Acceptance (the "Acceptance Date"),
(x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to paragraph 14 of the Agreement which will survive) and be released from its obligations under the Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Agreement, such Lender shall cease to be a party hereto).

   (d) By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or Other Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the Other Agreements, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any other Obligor or the performance or observance by Borrower or any other Obligor of its obligations under the Agreement, (iii) such assignee confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in subparagraph 11(b) of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance,
(iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

   (e) Agent shall, maintain at its address referred to in paragraph 15 of the Agreement a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Maximum Loan Amounts of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

   (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E to the Agreement, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower shall execute and deliver to Agent in exchange for the surrendered promissory note or notes, a new promissory note or notes to the order of the assignee in an amount equal to the Maximum Loan Amount of such assignee and, if the assigning Lender has retained a portion of the Loans, a new promissory note or notes to the order of the assigning Lender in an amount equal to the Maximum Loan Amount of such assigning Lender. Such new promissory note or notes shall re-evidence the indebtedness outstanding under the old promissory note or notes and shall be in the aggregate principal amount of such surrendered promissory note or notes, shall be dated the date of the relevant Assignment and Acceptance and shall otherwise be in substantially the form of the promissory note or notes subject to such assignment.

   (g) Each Lender may sell participations (without the consent of Agent, Borrower or any other Lender) to one or more parties, in or to all or a portion of its rights and obligations under the Agreement (including, without limitation, all or a portion of its Maximum Loan Amount or the Loans owing to
it); provided, that (i) such Lender's obligations under the Agreement (including, without limitation, its Maximum Loan Amount hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Agreement and (iv) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of the Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans in which such participant is participating, (B) reduce the amount of any installment of principal of the Loans in which such participant is participating, (C) reduce the interest rate applicable to the Loans in which such participant is participating, or (D) reduce any fees payable hereunder.

   (h) Each Lender agrees that, without the prior written consent of Borrower and Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or other Liabilities under the securities laws of the United States of America or of any jurisdiction.

   (i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding Borrower.

17. AMENDMENTS, ETC.: No amendment or waiver of any provision of the Agreement or any of the Other Agreements, nor consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and the Requisite Lenders, or if Lenders shall not be parties thereto, by the parties thereto and consented to by the Requisite Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent, unless in writing and signed by all Lenders, shall do any of the following: (i) increase the Maximum Loan Amounts of Lenders or subject Lenders to any additional obligations to extend credit to Borrower, (ii) reduce or eliminate the principal of, or interest on, the Loans or any fees hereunder, (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Loans or any fees hereunder or under the Agreement or waive an Event of Default for non-payment thereof, (iv) change the Pro Rata Shares of Lenders, or any minimum requirement necessary for Lenders or the Requisite Lenders to take any action hereunder, (v) amend or waive this paragraph 17, or change the definition of the Requisite Lenders, (vi) increase the advance rates for Eligible Accounts, Eligible Inventory or Eligible Cigarette Inventory originally stated herein or
(vii) except in connection with the financing, refinancing, sale or other disposition of any asset of Borrower permitted under the Agreement, release or subordinate any liens in favor of Agent, for the benefit of Lenders, on any of the Collateral and provided further, that no amendment, waiver or consent affecting the rights or duties of Agent under the Agreement or any Other Agreement shall in any event be effective, unless in writing and signed by Agent in addition to Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of Borrower shall not be required for any amendment, modification or waiver of the provisions of paragraph 17 of this Exhibit A.

18. NONLIABILITY OF AGENT AND LENDERS: The relationship between Borrower, on the one hand, and Lenders and Agent on the other, shall be solely that of borrower and lender. Neither Agent nor any Lender shall have any fiduciary responsibilities to Borrower.



















IN WITNESS WHEREOF, this Exhibit A has been executed as of the 1st day of June, 2001.

LaSalle Bank National Association              AMCON Distributing Company
as Agent and Lender                            a Delaware corporation


By------------------------------               By----------------------------
Title---------------------------               Title-------------------------


Congress Financial Corporation
(Central), an Illinois corporation,
as a Lender


By-----------------------------
Its----------------------------